Exhibit 10.2

SUBLEASE AGREEMENT

        THIS SUBLEASE AGREEMENT (“Sublease”) is made as of this 30th day of December, 2005 by and between SILICON GENESIS CORPORATION, a California corporation (“Sublandlord”) and TEGAL CORPORATION., a Delaware corporation (“Subtenant”).

WITNESSETH:

1.     Recitals. This Sublease is made with reference to the following facts:

1.1	BRE/PCCP Orchard LLC, a Delaware limited liability company(“Master Landlord”), as landlord, and Sublandlord, as tenant, entered into a written lease dated December 22, 2000, a copy of which is attached hereto as Exhibit A(“Master Lease”) covering the premises commonly known as 51 East Daggett Drive, San Jose, California (being 12,717 rentable square feet and referred to herein as the “Premises”) and 61 East Daggett Drive, San Jose, California (being 13,300 rentable square feet).

1.2	The Master Lease was amended on October 1, 2001, December 12, 2001, May 20, 2002 and March 15, 2005. Such amendments are included in the reference to Master Lease.

1.3	Subtenant desires to sublease the Premises from Sublandlord on the terms and conditions contained in this Sublease.

2.     Basic Sublease Provisions.

2.1	Premises Address: 51 East Daggett Drive, San Jose, California.

2.2	Rentable Area of Premises: Approximately 12,717 square feet of a larger building known as 41-61 East Daggett Drive, San Jose, CA (see exhibit D)

2.3	Subtenant’s Percentage Share: 32.35%.

2.4	Commencement Date: February 1, 2006.

2.5	Expiration Date: January 31, 2008.

2.6	Base Monthly Rent: Eleven Thousand Four Hundred Forty-Five Dollars and Thirty Cents ($11,445.30) per month. Base Monthly Rent shall be paid without demand, deduction, set-off or counter claim, in advance of the first day of each calendar month during the term of this Sublease, and in the event of a partial rental month, rent shall be prorated on the basis of a thirty (30) day month.

2.7	Prepaid Rent: Immediately upon execution of this Sublease, Subtenant shall prepay to Sublandlord the first month’s Basic Monthly Rent in the amount of Eleven Thousand Four Hundred Forty-Five Dollars and Thirty Cents ($11,445.30) per month.

2.8	Rental Adjustment(s) during the sublease term:

                  Adjustment Date                                 Adjusted Rent
                  February 1, 2007                                $11,788.66
2.9	Permitted Use: Research and development, storage and distribution, offices, marketing, and other related uses as per the Master Lease.

2.10	Acceptance of Premises: Sublandlord shall deliver the Premises with the roof, HVAC system, electrical, plumbing and lighting in good working condition. Prior to the Commencement Date Sublandlord shall replace all worn ceiling tiles. Otherwise, Subtenant agrees to accept the Premises in an “as is” condition. Subtenant acknowledges that Sublandlord has not made any representation or warranty with respect to this Sublease Agreement, including, without limitation, any representation or warranty as to the suitability of the Premises for the conduct of Subtenant’s business, except as specifically set forth in this Sublease. Subtenant shall, at Subtenant’s expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record and requirements in effect during the term hereof regulating Subtenant’s specific use of the Premises, including, without limitation, making structural alterations or providing auxiliary aids and services for Subtenant’s specific use of the Premises as required by the Americans with Disabilities Act of 1990, 42 U.S.C. § 12101 etseq. (the “ADA”). In no event shall Subtenant be responsible for the failure of the Premises to comply currently with any such laws, except to the extent such compliance is triggered by Subtenant’s specific use of the Premises.

2.11	Address for payment of rent and notices:

                  Subtenant:                                      Sublandlord:

                  Tegal Corporation.                              Silicon Genesis Corporation
                  51 East Daggett Drive                           1 East Daggett Drive,
                  San Jose, California 95134-2109                 San Jose, California 95134
                  Att'n: Thomas Mika                              Att'n: Ted Fong
                  Phone: 707-765-5630                             Phone: (408) 288-5858
                  Facsimile: 707-763-0436                         Facsimile: (408) 288-5859

                  Prior to the Commencement Date, however, Subtenant's address shall be
                  Tegal Corporation
                  2201 S. McDowell Blvd
                  Petaluma, CA 94954
                  Phone: (707) 763-5600
                  FAX: (707) 765-9311
2.12	Security Deposit: Subtenant shall deposit with Master Landlord within two (2) business days after receipt of the Master Landlord's consent to this Sublease Thirty-Five Thousand Dollars and No Cents ($35,000.00) ("Deposit"), which will be in the form of cash as security for Subtenant's faithful performance of Subtenant's obligations. No trust relationship is created herein between Sublandlord and Subtenant with respect to the Deposit. Any deposit under the Master Lease which may be returned by the Master Landlord shall be the property of Sublandlord at the end of the Sublease Term.

2.13	Brokers: Sublandlord is represented by Cornish & Carey Commercial (Fred Pilster, Agent) and Subtenant is represented by Equis (Dan Latini and Dede Satten, Agents) and both parties agree to such representation.

3.     Premises. Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord, on and subject to the terms and conditions hereinafter set forth, the Premises.

4.     Term. The term of this Sublease shall commence on the Commencement Date and end on the Expiration Date unless sooner terminated pursuant to any provision hereof, or of the Master Lease.

5.     Base Monthly Rent. Beginning on the Commencement Date, Tenant shall pay the Base Monthly Rent as set forth in Paragraph 2.6 above and after the Adjustment Date, the Adjusted Rent pursuant to Paragraph 2.8 above, on the first day of each calendar month of the term (provided that no Base Monthly Rent shall actually be due and payable for the first month of the term as Tenant has prepaid such amount pursuant to Paragraph 2.6 above).

6.     Delay of Possession. Notwithstanding said Commencement Date, if for any reason beyond Sublandlord's reasonable control Sublandlord cannot deliver possession of the Premises to Subtenant on said date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, but in such case Subtenant shall not be obligated to pay rent until possession of the Premises is tendered to Subtenant; provided, however, that if Sublandlord shall not have delivered possession of the Premises within thirty (30) days from said Commencement Date, Subtenant may, at Subtenant's option, by notice in writing to Sublandlord within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If this Sublease is canceled as herein provided, Sublandlord shall promptly return any monies previously deposited by Subtenant.

7.     Early Entry. From and after the date of this Sublease and until the Commencement Date, and only upon twenty-four (24) hours prior notice to Sublessor, Subtenant and its authorized agents, contractors, subcontractors and employees shall be granted a license by Sublandlord to enter upon the Premises, at Subtenant's sole risk and expense, during ordinary business hours, for the sole purpose of installing Subtenant's trade fixtures and equipment in the Premises; provided, however, that the provisions of this Sublease, other than with respect to the payment of Basic Monthly Rent or Additional Rent (as defined in the Master Lease), shall apply during such early entry, including, but not limited to, Paragraph 9.6 below.

8.     Prorations. Subtenant's Percentage Share of Common Operating Expenses (as defined in the Master Lease) payable by Sublandlord under the Master Lease and any other expenses incurred in the operation and maintenance of the Premises, shall be prorated as of the Commencement Date, with the Sublandlord being liable for all sums incurred prior to and the Subtenant being liable for all sums incurred subsequent to said Commencement Date; provided that if any of the aforesaid prorations cannot be calculated accurately as of the date of the execution of this Sublease, then the same shall be calculated as soon as reasonable practicable and either party owing the other party a sum of money based such subsequent proration(s) shall promptly pay said sums to the other party.

9.     Incorporation By Reference; Assumption.

9.1	All of the Paragraphs of the Master Lease applicable to the Premises during the term hereof are incorporated into this Sublease as if fully set forth in this Sublease except for the following: Article 2, Paragraphs 3.1, 3.2, and 3.5.

9.2	If any provisions of this Sublease conflict with any portion of the Master Lease, as incorporated herein, the terms of this Sublease shall govern.

9.3	Subtenant shall assume and perform to Sublandlord the tenant obligations under the Master Lease provisions incorporated into this Sublease pursuant to Paragraph 9.1 above, to the extent that the provisions are applicable to the Premises during the term hereof. Subtenant shall have no obligation or responsibility with respect to any tenant obligations required to be performed prior to the Commencement Date.

9.4	Subtenant shall pay to Sublandlord, as additional rent, Subtenant's Percentage Share of Common Operating Expenses payable by Sublandlord under the Master Lease applicable to the Premises not later than five (5) days prior to the date any such amounts are due and payable by Sublandlord; provided, however, Subtenant shall pay Subtenant's Percentage Share of estimated Common Operating Expenses (payable under Section 8.1 of the Master Lease) payable by Sublandlord under the Master Lease in advance in monthly installments on the first of the month with installments of Subtenant's Base Monthly Rent. Utilities shall be paid by Subtenant directly to the utility company.

9.5	With respect to work, services, repairs, repainting, restoration, the provision of utilities or HVAC services, or the performance of other obligations required of Master Landlord under the Master Lease, Sublandlord's sole obligation with respect thereto shall be to request the same, on request in writing by Subtenant, and to use reasonable efforts to obtain the same from Master Landlord. Subtenant shall cooperate reasonably with Sublandlord as may be required to obtain from Master Landlord any such work, services, repairs, repainting restoration, the provision of utilities, elevator or HVAC services, or the performance of any of Master Landlord other respective obligations under the Master Lease.

9.6	Subtenant shall comply with the provisions of Section 9.1 of the Master Lease by obtaining the required insurance policies and policy limits and naming Sublandlord as additional insured. Additionally, Subtenant shall be required to obtain and keep in force during the term of this Sublease, at its sole cost and expense, the statutory amount of worker's compensation insurance required by the State of California for the benefit of Subtenant's employees.

9.7	Sublandlord hereby agrees to provide Subtenant forty-eight (48) of the parking spaces granted to Sublandlord under the Master Lease.

9.8	In the event that pursuant to the Master Lease Sublandlord is entitled to any abatement of rent for reason of casualty, condemnation, failure to provide services, or the failure to perform obligations under the Master Lease, then Sublandlord shall likewise be entitled to an abatement of rent under this Sublease.

9.9	Notwithstanding anything contained herein to the contrary, upon expiration or earlier termination of this Sublease, Subtenant shall have no obligation to remove any furniture, equipment or improvements not placed in the Premises by Subtenant or its agents or contractors.

10.     Subtenant's Performance Under Master Lease. At any time and on reasonable prior notice to Subtenant, Sublandlord can elect to require Subtenant to perform its obligations under this Sublease directly to Master Landlord, as applicable, in which event Subtenant shall send to Sublandlord from time to time copies of all notices and other communications it shall send to and receive from Master Landlord.

11.     Covenant of Quiet Enjoyment. Sublandlord represents that the Master Lease attached hereto as Exhibit A is a true, complete and correct copy of the Master Lease, that the Master Lease is in full force and effect and that, to Sublandlord's actual knowledge, there are no defaults on Sublandlord's or Master Landlord's part under the Master Lease as of the Commencement Date. Subject to this Sublease terminating as provided herein or in the Master Lease (other than by reason of Sublandlord's default thereunder), Sublandlord represents that if Subtenant performs all the provisions in this Sublease to be performed by Subtenant, Subtenant shall have and enjoy throughout the term of this Sublease the quiet and undisturbed possession of the Premises by anyone claiming by or through Sublandlord. Sublandlord shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon at least twenty-four (24) hours' advance notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Subtenant with this Sublease and the Master Lease and to permit Sublandlord to perform its obligations under this Sublease and the Master Lease.

12.     Master Lease.

12.1	Subtenant shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any risks of termination or forfeiture reserved by or vested in Master Landlord, except to the extent that such act or occurrence shall have resulted, directly or indirectly, from a default by Sublandlord under this Sublease or the failure of Sublandlord to comply with its obligations under the Master Lease not required to be performed by Subtenant pursuant to this Sublease.

12.2	Sublandlord shall not do or permit to be done anything which would constitute a violation or breach of any of the terms, conditions or provisions of the Master Lease or which would cause the Master Lease to be terminated or forfeited by virtue of any risks of termination or forfeiture reserved by or vested in Master Landlord, except to the extent that such act or occurrence shall have resulted, directly or indirectly, from a default by Subtenant under this Sublease (including without limitation, the failure of Subtenant to pay any amount of Base Monthly Rent or Subtenant's Percentage Share of Common Operating Expenses).

12.3	If the Master Lease terminates, this Sublease shall terminate and the parties shall be relieved from all liabilities and obligations under this Sublease; except that if the Master Lease or this Sublease terminates as a result of a default of Subtenant under this Sublease, Subtenant shall be liable to the Sublandlord for all damages suffered by Sublandlord as a result of the termination; and except that if the Master Lease or this Sublease terminates as a result of a default of Sublandlord under this Sublease, Sublandlord shall be liable to the Subtenant for all damages suffered by Subtenant as a result of the termination.

13.     Hazardous Materials.

13.1	Subtenant shall provide Subtenant shall not store, use or dispose of any Hazardous Materials (as defined in the Master Lease) on, in or about the Premises in violation or breach of any of the terms, conditions or provisions of the Master Lease.

13.2	Subtenant has provided to Sublandlord and Master Landlord an accurately completed response to Master Landlord's standard form of Hazardous Materials Questionnaire attached hereto as Exhibit B (the "Questionnaire").

13.3	Subtenant's handling, storage, and use of Hazardous Materials on the Premises shall be limited to the types, amounts, and use identified on the Questionnaire. Subtenant shall provide written notice to Sublandord updating the Questionnaire prior to bringing any new Hazardous Materials onto the Premises.

13.4	Subtenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning its use and disposal of Hazardous Materials on the Premises and shall obtain and comply with all required operating permits and regulatory approvals, including, without limitation, transportation permits, wastewater discharge permits, and air emissions permits, and remain in compliance with all such permits or approvals while operating in the Premises during the term of this Sublease.

13.5	To the best of Sublanlord's knowledge, after reasonable inquiry, the Premises are not in violation of any federal, state, local or administrative agency ordinance, law, rule, regulation, order or requirement relating to environmental conditions or Hazardous Material. Subtenant expressly understands and agrees that the phrase "to the best of Sublandlord's knowledge" as used in this paragraph means the actual knowledge only of Mr. Ted Fong.

14.     Indemnity. Subtenant will indemnify, defend (by counsel reasonably acceptable to Sublandlord), protect and hold Sublandlord harmless from and against any and all claims, demands, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of or relating to Subtenant's breach or default under this Sublease or use or occupancy of the Premises, or, to the extent incorporated herein, the Master Lease. Sublandlord will indemnify, defend (by counsel reasonably acceptable to Subtenant), protect and hold Subtenant harmless from and against any and all claims, demands, losses, damages, costs and expenses (including reasonable attorneys' fees) arising out of or relating to Sublandlord's willful misconduct or active negligence of which Sublandlord has actual notice and a reasonable opportunity to cure but fails to so cure).

15.     Attorneys' Fees. If there is any legal or arbitration action or proceeding between Sublandlord and Subtenant to enforce any provision of this Sublease or to protect or establish any right or remedy of either Sublandlord or Subtenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court or arbitration panel handling the proceeding and will be included in and as a part of such judgment.

16.     Removal of Personal Property and Surrender. All articles of personal property, and all business and trade fixtures, machinery and equipment, cabinet work, furniture and movable partitions, if any, owned or installed by Subtenant at its expense in the Premises shall be and remain the property of Subtenant and may be removed by Subtenant at any time, provided that Subtenant, at its expense, shall repair any damage to the Premises caused by such removal or by the original installation. Sublandlord may elect to require Subtenant to remove all or any part of such property at the expiration or sooner termination of this Sublease (unless extended by Subtenant), in which event such removal shall be done at Subtenant's expense, and Subtenant shall at its own expense repair any damage to the Premises caused by such removal prior to the termination of this Sublease. Notwithstanding the above, at the termination of this Sublease, Subtenant shall surrender the Premises in as good condition as received on the Commencement Date of this Sublease, wear and tear, casualty and condemnation excepted.

17.     Maintenance and Repairs. Subtenant shall be responsible for all maintenance and repairs required to be performed by the tenant under the Master Lease with respect to the Premises during the term hereof.

18.     Personal Property. The cubicles, furniture, cubicle cabling, telephone sets, and clean room equipment and support systems currently in place in the Premises including the De-ionized Water System, Acid Neutralization System, Life Safety Systems, Alarm System, Scrubber and Exhaust, Burn Box, Clean Dry Air System, Evaporative Cooling System, and Generator (the "Personal Property"), will be delivered by Sublandlord to Subtenant on the Commencement Date, in good working condition. Subtenant will have the use of the Personal Property during the term of this Sublease and any Extension periods at no additional charge of rent or fee. Subtenant accepts the Personal Property in its "as is" condition and Sublandlord makes no warranty as to the condition of the Personal Property or its present or future suitability for Subtenant's purposes.

19.     Shared Building Systems.

19.1	Services Provided at No Charge:

(a)	Subtenant shall provide Sublandlord reasonable access to the Clean Dry Air System at no charge to Sublandlord.

(b)	For as long as Sublandlord requires De-ionized water from the Subtenant, Subtenant shall provide Sublandlord reasonable access to the De-ionized Water System at no charge. Subtenant shall use commercially reasonable efforts to maintain such equipment in good working order and to provide de-ionized water of quality no less than the specifications listed in Exhibit C attached hereto.

19.2	Services Provided at a Mutually Agreed Charge:

(a)	Subtenant shall allow Sublandlord to purchase nitrogen at the most favorable costs obtainable by either Sublandlord or Subtenant's cost on contract. Subtenant shall pay for the costs, if any, for installing a meter to determine the allocated usage of the nitrogen by Subtenant and Sublandlord.

(b)	The Sublandlord may provide Internet access, Internet security, network services, security camera surveillance or other services, provided that the cost for such services can be mutually agreed to.

19.3	During the term of this Sublease, Sublandlord shall provide to Subtenant the alarm and security services at the Premises (timed with Sublandlord's regular schedule and including security badge access capability).

19.4	In the event Subtentant, or its successors or assigns, continue to lease the Premises as a tenant of the Master Landlord following the expiration of the term of this Sublease and Sublandlord, or its successors or assigns, continue to lease the adjacent premises as a tenant of the Master Landlord the provisions of this Paragraph 19 shall survive for so long as Subtenant and Sublandlord or their respective successors and/or assigns continue to lease their respective premises.

20.     Real Estate Brokers. Each party warrants to the other that there are no brokerage commissions or fees payable in connection with this Sublease except to the brokers set forth in Paragraph 2.13. Each party further agrees to indemnify and hold the other party harmless, from any cost, liability and expense (including attorney's fees), which the other party may incur as the result of any breach of this Paragraph 20.

21.     Master Landlord Default; Consents. Notwithstanding any provision of this Sublease to the contrary, (a) Sublandlord shall not be liable or responsible in any way for any loss, damage, cost, expense, obligation or liability suffered by Subtenant by reason or as the result of any breach, default or failure to perform by the Master Landlord under the Master Lease; and (b) whenever the consent or approval of Sublandlord is required for a particular act, event or transaction (i) any such consent or approval by Sublandlord shall be subject to the consent or approval of Master Landlord, and (ii) should Master Landlord refuse to grant such consent or approval, under all circumstances, Sublandlord shall be released from any obligation to grant its consent or approval.

22.     Notices. All notices given under this Sublease must be in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or (d) by telefacsimile or telecopy, and such notices shall sent to the party at its address set forth in Paragraph 2.11 above. Those addresses may be changed by either party by written notice to the other party.

23.     Special Notice. Should either party receive any notice of default under the Master Lease from Master Landlord, such party shall promptly cause a copy of such notice of default to be transmitted via facsimile to the other party at the fax number provided in Paragraph 2.11 above as well as mailing a copy to such other party at the addresses provided in Paragraph 2.11 above, provided that such requirement shall be deemed waived in any instance where the notice of default reflects on its face that it is being sent simultaneously to Sublandlord and Subtenant. Any further written communications between the parties and the Master Landlord regarding the status of such default shall be similarly noticed via facsimile and mail as provided in this Paragraph.

24.     No Encumbrance. Subtenant shall not voluntarily or by operation of law mortgage or otherwise encumber all or any part of Subtenant's interest in the Sublease or the Premises.

25.     Authority. Sublandlord and Subtenant each represents and warrants to the other that it is authorized to execute and deliver and perform its obligations under this Sublease. Each individual executing this Sublease on behalf of Sublandlord and Subtenant, respectively, represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of the entity in accordance with its organizational documents and that this Sublease is binding upon the entity in accordance with its terms.

26.     Entire Agreement. This Sublease constitutes the entire agreement between the parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Sublease shall be binding unless in writing and signed by the parties hereto.

27.     Successors and Assigns. This Sublease shall be binding on and shall inure to the benefit of the parties and their successors and assigns.

28.     Severability. If any term or provisions of this Sublease shall, to any extent, be determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Sublease shall not be affected thereby, and each term and provision of this Sublease shall be valid and be enforceable to the fullest extent permitted by law.

29.     Survival. All representations, warranties, obligations, indemnities and liabilities contained in this Sublease shall survive the expiration, termination or revocation of this Sublease.

30.     Counterparts; Facsimile Signatures. This Sublease may be executed in two or more counterparts and all such counterparts shall constitute one instrument binding on the parties in accordance therewith. This Sublease shall be deemed executed and delivered upon each party's delivery of executed signature pages of this Sublease to each other party, which signature pages may be delivered by facsimile with the same force and effect as delivery of the originals (with original signatures to follow via overnight courier).

31.     Master Landlord's Consent. This Sublease is expressly conditioned upon receipt within fifteen (15) days from the date of this Sublease of the written consent of Master Landlord and Subtenant and Master Landlord entering into a binding agreement to directly lease the Premises for a term commencing on the expiration of the term of this Sublease and which agreement shall provide that Subtenant assume the obligations of Sublandlord under Paragraphs 6 of the Fourth Amendment of the Master Lease related to the Premises.

32.     Assignment and Subleasing. Subject to the terms of Article 14 of the Master Lease which are incorporated into this Sublease pursuant to Paragraph 9.1 above, Subtenant shall have the right to sub-sublease the Premises or assign this Sublease subject to Sublandlord's prior written approval, which shall not be unreasonably withheld or delayed, and any approval required of Master Landlord under the Master Lease. Except as otherwise provided in the Master Lease, any profits (after payment of subleasing costs, including commissions and attorneys' fees) generated by such subleasing or assignment shall be divided equally between Sublandlord and Subtenant.

33.     Tenant Improvements. Sublandlord shall provide the Subtenant with an improvement allowance of up to Ten Thousand dollars ($10,000.00). The allowance shall be payable by Master Landlord from the Sublandlord's Security Deposit directly to Subtenant for reimbursement upon submittal of invoices after completion of such improvements.

IN     WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the day and year first above written.

SUBLANDLORD:                        SILICON GENESIS, INC.,
                                            a California corporation

                                            By: /s/ Theodore E. Fong
                                            Name: Theodore E. Fong
                                            Title: Vice President & CEO

SUBTENANT:                          TEGAL CORPORATION.,
                                            a Delaware corporation

                                            By: /s/ Thomas R. Mika
                                            Name: THOMAS R. MIKA
                                            Title: PRESIDENT & CEO

CONSENT OF MASTER LANDLORD

BRE/PCCP ORCHARD, L.L.C., a Delaware limited liability company (“Master Landlord”), hereby consents to the foregoing Sublease.

Date: ____________, 2005

                  Master Landlord:                   BRE/PCCP ORCHARD, L.L.C.
                                                     a Delaware limited liability company

                                                     By:      Orchard 702/703 Investors, LLC
                                                              a Delaware limited liability company,
                                                              its Managing Member

                                                              By: __________________________________
                                                              Name: ________________________________
                                                              Its: ____________________________

CONSENT OF LANDLORD

        Pursuant to a Lease Agreement (the “Lease”) dated for reference purposes as of December 22, 2000, as amended on October 1, 2001, December 12, 2001, May 20, 2002 and March 15, 2005 (collectively, including the Amendments, referred to as the “Lease”) between BRE/PCCP Orchard LLC, a Delaware limited liability company (“Landlord”), and Silicon Genesis Corporation, a California corporation (“Tenant”), relating to premises commonly known as 51 East Daggett Drive, San Jose, California (being 12,717 rentable square feet and referred to herein as the “Premises”) as well as other space not subleased herein, in the County of Santa Clara (the “Premises”), Tenant has requested that Landlord consent to Tenant’s Sublease dated December 10, 2005 and attached to this Consent as Exhibit “A” (the “Sublease”) to Tegal Corporation, a Delaware corporation (“Subtenant”) of the entire Premises to be subleased as described above (the “Subleased Premises”) on the terms and conditions set forth in the Sublease.

        In consideration of Tenant’s and Subtenant’s execution of this Consent of Landlord and agreement to the terms and conditions set forth in this Consent, Landlord consents to the Sublease of the Subleased Premises on the following terms and conditions:

1.     Subrent: Tenant and Subtenant represent and warrant to Landlord that the Sublease contains a complete and accurate statement of all money, property, value, and other consideration received or to be received from Subtenant in regard to the Sublease.

2.     No Waiver: This Consent does not constitute consent to any subsequent subletting or assignment, nor a waiver of the restriction on assignment and subletting contained in the Lease. Tenant and Subtenant agree that notwithstanding any contrary provision in the Sublease, the provisions of the Lease whereby Landlord is entitled to receive a portion of the difference between the Lease Rent and amounts received from a subtenant or an assignee, shall be applicable to Subtenant in regard to any further sub-sublease of the Subleased Premises or any assignment of the Sublease, such that Subtenant will pay such portion of the difference directly to Landlord.

3.     Tenant’s Primary Obligations: Nothing herein shall release or alter the primary obligations of Tenant under the Lease, nor shall this Consent be deemed to create contractual obligations on the part of Landlord to the Subtenant. By executing this Consent, Subtenant agrees to assume all obligations of Tenant under the Lease related to the Subleased Premises arising after the date of the Sublease and to remain jointly and severally liable therefore with Tenant. Subtenant shall not, by this provision, assume any liability for obligations arising under the Lease but not relating to the Subleased Premises.

4.     Costs and Attorney’s Fees: Landlord is entitled to be paid it’s reasonable costs and attorney’s fees relating to this Consent. Tenant shall deliver to Landlord a check in the sum of $1,200 representing Landlord’s attorney’s fees and costs along with the executed original of this Consent. In the event of any litigation arising hereunder, the prevailing party shall be entitled to recover reasonable attorney’s fees and costs from the other party, and if due from Tenant, such fees shall constitute Additional Rent.

5.     No Effect On Lease: In no event shall Landlord’s consent to this Sublease be, or be construed as, a modification of the terms of the Lease, and in the event of any inconsistency between any term of the Sublease and the terms of the Lease, the terms of the Lease shall prevail. By consenting to the Sublease, Landlord has not agreed to any purported duties or agreements set forth in the Sublease. Further, Landlord has not agreed to any language or undertaken any duties set forth or referenced in the Sublease except as such language and/or such duties are explicitly stated and set forth in this Consent.

6.     Modifications; Notices: Tenant and Subtenant agree that they will not amend, modify, supplement, extend, renew, or otherwise change the terms and provisions of the Sublease without the prior written consent of the Landlord, and that any modification, supplementation, renewal, or extension, by agreement or pursuant to an option granted in the Sublease, requires further written consent of Landlord, and will be considered a new sublease or assignment transaction subject to all provisions of the Lease relating thereto. Tenant and Subtenant will provide Landlord with courtesy copies of any notices or legal complaints or cross-complaints given or served by either of them in connection with the Sublease.

7.     Hazardous Materials: (a) Subtenant, at its sole cost, shall comply with all laws relating to the storage, use, and disposal of Hazardous Materials (as defined in the Lease) that Subtenant, its agents, employees, contractors, or invitees bring or permit to be brought on to the Subleased Premises or on the Premises or the Property. If Subtenant does store, use, or dispose of any Hazardous Materials, Subtenant shall notify Landlord in writing at least five (5) days prior to their first appearance on the Subleased Premises, and unless disclosed prior to the execution of this Consent in a response provided by Subtenant to Landlord’s Hazardous Materials Questionnaire or other written disclosure, such Hazardous Materials shall not be stored, used, or disposed of on the Subleased or Premises without Landlord’s advance written approval. Subtenant shall be subject to all obligations of Tenant under the Lease relating to Hazardous Materials (as defined therein).

    (b)        Subtenant shall be responsible for and shall defend, indemnify, and hold Landlord and its agents harmless from and against all claims, costs and liabilities, including attorney’s fees and costs, arising out of or in connection with the storage, use, or disposal of Hazardous Materials in or about the Subleased Premises, the Premises, or the Property by Subtenant, its agents, employees, contractors, or invitees which occur prior to or after the date of the Sublease, but Tenant shall remain responsible for any such matters to the extent set forth in the Lease, and Subtenant’s responsibility and duty as set forth above shall not relieve Tenant of its responsibilities and duties pursuant to the Lease.

8.     Construction and Signage: Any and all construction to be performed by Tenant or Subtenant on the Subleased Premises shall be subject to the advance written approval of Landlord as set forth in the Lease. Any signage called for in the Sublease shall be subject to Landlord’s approval as per the terms of the Lease, and subject to the procurement of approval and permits from the City in which the Premises are located. By approving the Sublease, Landlord shall not be deemed to have approved any signage or construction referenced therein.

9.     Insurance and Indemnity: The Subtenant shall comply with all of the insurance provisions of the Lease as if it were the Tenant named thereunder, and shall name the Landlord as an additional insured on all policies of insurance required by the Sublease and Lease, and provide the Landlord with a documentary proof thereof as required by the Lease. Subtenant releases Landlord and its agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under (1) any insurance policy carried by Subtenant or Tenant and in force at the time of such injury or damage, and/or (2) any insurance policy which Subtenant was required by this Consent, the Lease, or the Sublease to have in force. Subtenant shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against Landlord and its agents and employees in connection with any injury or damage to property. Subtenant shall hold harmless, indemnify and defend Landlord and its employees and agents (with counsel reasonably satisfactory to Landlord) from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments arising by reason of any death, bodily injury, personal injury or property damage arising from (i) any occurrence on the Subleased Premises during the Sublease Term or any period of Subtenant’s occupancy (unless caused by the gross negligence or willful misconduct of Landlord or its agents), (ii) any occurrence on the Premises or Landlord’s Property caused by Subtenant or its employees or agents (unless caused by the gross negligence or willful misconduct of Landlord or its agents), and (iii) the negligence or willful misconduct of Tenant or its employees and agents wherever occurring. The provisions of this Paragraph shall survive the expiration or sooner termination of this Lease.

10.     Use: Subtenant shall use the Subleased Premises only for the uses allowed by the Lease and for no other purpose.

11.     Assignment Of Tenant’s Rights: Tenant irrevocably assigns to Landlord, as security for the performance of each and all of Tenant’s obligations under the Lease, all rent and other consideration received or to be received from Subtenant. Landlord, as assignee of Tenant, or a receiver appointed on Landlord’s application, may (but is not required to) collect such rent or other consideration, provided, however, that until and unless Tenant commits an Event of Tenant’s Default under the Lease, Tenant shall have the right to collect such rent or other consideration (subject to any obligation set forth in the Lease whereby Tenant is to pay all or a part of such rent or other consideration to Landlord). Such assignment shall be subject to the following terms and conditions:

(a) Landlord may collect such rent or other consideration from Subtenant only so long as Tenant shall continue to be in default of its obligations under the Lease.

    (b)        Upon Landlord’s written request following the occurrence of an Event of Default under the Lease, Tenant shall execute such documents as are reasonably requested by Landlord for the purpose of confirming to Subtenant that Landlord has the right to collect all rent and other consideration otherwise due to Tenant from such subtenant or assignee.

    (c)        Subtenant has the right and duty to pay rent or other consideration otherwise due to Tenant directly to Landlord upon receipt from Landlord of a written statement that an Event of Tenant’s Default exists under the Lease, and in such event, each payment made by Subtenant to Landlord shall be deemed to satisfy the obligations of Subtenant to Tenant, but only to the extent of such payment.

    (d)        Subtenant’s payment to Landlord pursuant to this assignment shall not create or evidence any direct landlord tenant relationship between Subtenant and Landlord, and Landlord may exercise all remedies to terminate the Lease (including the termination of Subtenant’s possession of the Premises or the Subleased Premises) in the event of any Event of Default by Tenant, notwithstanding its receipt of any payment from Subtenant pursuant to this assignment, unless the receipt of such payment completely cures Tenant’s default. The acceptance of a payment from Subtenant pursuant to this assignment shall not affect Landlord’s right to its remedies for Tenant’s default.

12.     Termination: The Sublease is and remains subject and subordinate to the Lease, and a termination of the Lease for any reason (including but not limited to a default of Tenant) shall terminate the Sublease.

13.     Brokerage Commissions: Notwithstanding anything set forth in the Sublease, Landlord has no obligation to pay and will not pay commissions or fees to any broker or finder in regard to the Sublease or Landlord’s consent thereto. Tenant and Subtenant will hold Landlord harmless and indemnify and defend Landlord against any claims for brokerage commissions arising in regard to the Sublease or Landlord’s consent thereto.

14.     Construction: This Consent has been reviewed and negotiated through discussions between the parties at arm’s length. No rule of construction under which ambiguities are to be resolved against drafting parties shall be applicable hereto or employed in the interpretation of the Consent.

LANDLORD:                                                     TENANT:

BRE/PCCP ORCHARD, L.L.C.                                      Silicon Genesis Corporation, a California
a Delaware limited liability company                          corporation

By:   ORCHARD 702/703 Investors, LLC, a                       /s/ Theodore E. Fong
Delaware limited liability company, its Member
                                                              By   Theodore E. Fong
By:     /s/ Michael J. Biggar                                    [Print Name and Title]
        Michael J. Biggar                                     Dated:  12/29/05
        Managing Member
                                                              SUBTENANT
Dated: 1/4/06
                                                              Tegal Corporation, a Delaware corporation

                                                                 /s/ Thomas R. Mika

                                                              By    THOMAS R. MIKA
                                                                   [Print Name and Title]

                                                              Dated:  12/30/05

EXHIBIT A

MASTER LEASE

1.     Lease dated for reference purposes as of December 22, 2000

2.     First Amendment to Lease dated October 1, 2001

3.     Second Amendment to Lease dated December 12, 2001

4.     Third Amendment to Lease dated May 20, 2002

5.     Fourth Amendment to Lease dated March 15, 2005

EXHIBIT B

[ATTACH ORCHARD COMMERCIAL, INC.

HAZARDOUS MATERIALS QUESTIONNAIRE]

EXHIBIT C

De-ionized Water Specifications:

Resistivity       Sustained 18.1 Mohms @ 25(Degree)C as measured with flow-through cell and meter per
                  ASTM-D-1125.  Reported as meg ohm(s) per cm. 17.9 Mohms @ 25(Degree)C minimum

Bacteria          Less than 5 colony forming units per 100 ml tested per ASTM-F-6065T.

TOC:              Total oxidizable carbons less than 5 ppb as measured by a Sievers TOC analyzer. Reported as parts per billion. Excluding THMs.

Silica:           Less than 5 ppb. Reported as parts per billion.